Exhibit 99.1

NEWS RELEASE

Media Contacts:

Fred Kornberg, President and Chief Executive Officer

Robert G. Rouse, Chief Financial Officer

(631) 777-8900

Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP.
DISTRUBUTES SHARES IN CONNECTION WITH 3-FOR-2 STOCK SPLIT

Melville, New York – April 4, 2005 — Comtech Telecommunications Corp. (Nasdaq: CMTL), a leading provider of products, systems and services for advanced communications solutions, reported that additional shares, representing dividend shares relating to its previously announced three-for-two stock split, are being distributed today after the close of the Nasdaq National Market. Cash will be distributed in lieu of any fractional shares.

Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company conducts its business through three complementary segments: telecommunications transmission, mobile data communications, and RF microwave amplifiers. The Company offers niche products, systems and services where it believes it has technological, engineering, systems design or other expertise that differentiate its product offerings.

Certain information in this press release contains statements that are forward-looking in nature and involve certain significant risks and uncertainties. Actual results could differ materially from such forward-looking information. The Company’s Securities and Exchange Commission filings identify many such risks and uncertainties. Any forward-looking information in this press release is qualified in its entirety by the risks and uncertainties described in such Securities and Exchange Commission filings.

PCMTL

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